                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) SEPTEMBER 29, 2000

                               PENFORD CORPORATION
               --------------------------------------------------
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                                   WASHINGTON
                 ----------------------------------------------
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

                   0-11488                            91-1221360
           ------------------------        --------------------------------
           (COMMISSION FILE NUMBER)        (IRS EMPLOYER IDENTIFICATION NO.)

            777-108TH AVENUE N.E., SUITE 2390
                  BELLEVUE, WASHINGTON                    98004-5193
         ----------------------------------------         ----------
         (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)         (ZIP CODE)

        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (425) 462-6000

                                 ---------------


                        ---------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 2. ACQUISITION OF ASSETS

This Amendment No. 1 provides Items 7(a) and 7(b) of the Current Report on
Form 8-K dated September 29, 2000, relating to Penford Corporation's acquisition of Starch Australasia Limited, renamed Penford Australia Limited. In accordance with paragraph 4 of Item 7(a) of Form 8-K, the required financial statements and pro forma financial information are being filed with this Amendment No. 1.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (a) Financial Statements of Business Acquired

            PENFORD AUSTRALIA LIMITED (formerly Starch Australasia Limited)

            (i)   Independent Audit Report for the year ended 30 June 2000

            (ii) Audited Consolidated Profit and Loss Statement for the year ended 30 June 2000

            (iii) Audited Consolidated Balance Sheet as of 30 June 2000

            (iv) Audited Consolidated Statement of Cash Flows for the year ended 30 June 2000

            (v) Notes to Consolidated Financial Statements for the year ended 30 June 2000

        (b) Pro Forma Financial Information

            PENFORD CORPORATION

            (i)   Unaudited Pro Forma Consolidated Financial Statements

            (ii) Unaudited Pro Forma Consolidated Balance Sheet as of August 31, 2000

            (iii) Unaudited Pro Forma Consolidated Statement of Income for the
                  year ended August 31, 2000

            (iv)  Notes to Unaudited Pro Forma Consolidated Financial Statements

        (c) Exhibits

            2.1 Starch Australasia Share Sale Agreement completed as of September 29, 2000 among Penford Holdings Pty Limited, a wholly owned subsidiary of Registrant, and Goodman Fielder Limited

            10.1 Amended and Restated Credit Agreement dated as of November 15, 2000 among Penford Corporation and Penford Products Co. as borrowers, and certain commercial lending institutions as lenders, and the Bank of Nova Scotia, as agent for the lenders

            10.2 Debenture Trust Deed dated as of November 15, 2000 among Penford Holdings Pty Limited as issuer and ANZ Capel Court Limited as trustee

            10.3 Syndicated Facility Agreement dated as of November 15, 2000 among Penford Australia Limited, a wholly owned subsidiary of Penford Holdings Pty Limited, as borrowers, and Australia and New Zealand Banking Group Limited as lender and agent

            10.4 Intercreditor Agreement dated as of November 15, 2000 by and among The Bank of Nova Scotia, KeyBank National Association, U.S. National Association and Australia and New Zealand Banking Group Limited

            23.1  Consent of Ernst & Young LLP, Independent Auditors

            99.1  Press Release dated September 29, 2000*

                  * Previously filed as an exhibit to Form 8-K filed with the
                    Commission by the Registrant on October 13, 2000.

                            INDEPENDENT AUDIT REPORT

To the members of Penford Australia Limited (formerly Starch Australasia
Limited)

SCOPE

We have audited the attached financial report, being a special purpose financial report, of Penford Australia Limited for the financial year ended 30 June 2000, consisting of the Profit and Loss Statement, Balance Sheet, Statement of Cash flows and Notes thereon. The company's directors are responsible for the financial report and have determined that the accounting policies used and described in Note 1 to the financial statements which form part of the financial report are appropriate for the purpose for which the financial report is prepared. We have conducted an independent audit of the financial report in order to express an opinion on it to the members of the company.

The financial report has been prepared for inclusion in certain filings under the laws of the United States. We disclaim any assumption of responsibility for any reliance on this audit report or on the financial report to which it relates for any purpose other than that for which it was prepared.

Our audit has been conducted in accordance with Australian Auditing Standards, which do not differ in any material respect from auditing standards generally accepted in the United States. Our procedures included examination, on a test basis, of evidence supporting the amounts and other disclosures in the financial report, and the evaluation of accounting policies and significant accounting estimates. These procedures have been undertaken to form an opinion as to whether, in all material respects, the financial report is presented fairly in accordance with the accounting policies described in Note 1, so as to present a view which is consistent with our understanding of the company's financial position and performance as represented by the results of its operations and its cash flows.

The audit opinion expressed in this report has been formed on the above basis.

AUDIT OPINION

In our opinion, the financial report of Penford Australia Limited is in accordance with:

(a)     the Corporations Law including:

        (i) giving a true and fair view of the company's financial position as at 30 June 2000 and of the performance of the company for the year ended on that date; and

        (ii)   complying with Accounting Standards to the extent disclosed in
               Note 1, and the Corporations Regulations; and

(b)     other mandatory professional reporting requirements.

Accounting principles generally accepted in Australia vary in certain respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of consolidated operating profit for the year ended 30 June 2000 and the determination of consolidated shareholder's equity of Penford Australia Limited as at 30 June 2000 to the extent indicated in note 29 to the financial statements.

Ernst & Young


/s/ David N. Balcombe
Melbourne

Date: 11 December 2000

                            PENFORD AUSTRALIA LIMITED
                            PROFIT AND LOSS STATEMENT

                                                                                               PENFORD
                                                                                              AUSTRALIA
YEAR ENDED 30 JUNE 2000                                      NOTES      CONSOLIDATED           LIMITED
-----------------------                                      -----      ------------          ----------
                                                                            $000                 $000
OPERATING REVENUE                                              2            113,771              94,052
                                                                          =========           =========
OPERATING PROFIT BEFORE INCOME TAX                                            3,604               1,614
INCOME TAX ATTRIBUTABLE TO OPERATING PROFIT                    3               (493)                164
                                                                          ---------           ---------
OPERATING PROFIT AFTER INCOME TAX                                             3,111               1,778
                                                                          ---------           ---------
RETAINED PROFITS at the beginning of the financial year                       3,484              (2,436)
                                                                          ---------           ---------
TOTAL AVAILABLE FOR APPROPRIATION                                             6,595                (658)
                                                                          ---------           ---------
DIVIDENDS PROVIDED FOR OR PAID                                                    -                   -

                                                                          ---------           ---------
RETAINED PROFITS at the end of the financial year                             6,595                (658)
                                                                          =========           =========

                            PENFORD AUSTRALIA LIMITED
                                  BALANCE SHEET

                                                                              PENFORD
                                                                             AUSTRALIA
AT 30 JUNE 2000                              NOTES      CONSOLIDATED          LIMITED
---------------                              -----      ------------         ---------
                                                          $    000           $    000
CURRENT ASSETS

Cash                                                        16,286              9,795
Receivables                                    4            17,838             14,636
Inventories                                    5            24,908             20,894
Other                                          6               523                345
                                                          --------           --------
TOTAL CURRENT ASSETS                                        59,555             45,670
                                                          --------           --------
NON-CURRENT ASSETS

Investments                                    7                 -                391
Property, plant and equipment                  9            57,268             50,463
Intangibles                                   10               421                421
Future income tax benefit                                      342                  -
                                                          --------           --------
TOTAL NON-CURRENT ASSETS                                    58,031             51,275
                                                          --------           --------
TOTAL ASSETS                                               117,586             96,945
                                                          --------           --------
CURRENT LIABILITIES

Accounts payable                              11            12,389              8,918
Borrowings                                    12             5,885              5,885
Provisions                                    13             5,335              4,077
                                                          --------           --------
TOTAL CURRENT LIABILITIES                                   23,609             18,880
                                                          --------           --------
NON-CURRENT LIABILITIES

Accounts payable                              14            79,827             70,733
Borrowings                                    15             3,377              3,377
Provisions                                    16             4,651              4,613
                                                          --------           --------
TOTAL NON-CURRENT LIABILITIES                               87,855             78,723
                                                          --------           --------
TOTAL LIABILITIES                                          111,464             97,603
                                                          --------           --------
NET ASSETS                                                   6,122               (658)
                                                          ========           ========
SHAREHOLDERS' EQUITY

Share Capital                                 17                 -                  -
Reserves                                      18              (473)                 -
Retained profits                                             6,595               (658)
                                                          --------           --------
TOTAL SHAREHOLDERS' EQUITY                                   6,122               (658)
                                                          ========           ========

                            PENFORD AUSTRALIA LIMITED
                             STATEMENT OF CASH FLOWS


                                                                                                        PENFORD
                                                                                                       AUSTRALIA
YEAR ENDED 30 JUNE 2000                                                   NOTES     CONSOLIDATED        LIMITED
-----------------------                                                   -----     ------------       ---------
                                                                                     $     000         $     000

CASH FLOWS FROM OPERATING ACTIVITIES

Receipts from customers                                                                  84,371            63,812
Sales to group companies                                                                 36,570            29,798
Payments to suppliers and employees                                                    (109,122)          (83,998)
Other operating receipts                                                                    217               217
Interest paid                                                                            (1,248)             (475)
Other operating payments                                                                 (5,700)           (5,700)
Income tax paid                                                                          (1,366)             (966)
                                                                                      ---------         ---------
NET CASH FLOWS FROM OPERATING ACTIVITIES                                   19             3,722             2,688
                                                                                      ---------         ---------
CASH FLOWS FROM INVESTING ACTIVITIES

Acquisition of property, plant and equipment                                             (5,938)           (4,910)
Proceeds from sale of property, plant and equipment                                          32                24
                                                                                      ---------         ---------
NET CASH FLOWS USED IN INVESTING ACTIVITIES                                              (5,906)           (4,886)
                                                                                      ---------         ---------
CASH FLOWS FROM FINANCING ACTIVITIES

Advances - related parties                                                               16,075            15,314
Borrowings - other                                                                        2,062             2,062
Exchange rate effect on non trading intercompany balance                                    158                 -
                                                                                      ---------         ---------
NET CASH FLOWS FROM FINANCING ACTIVITIES                                                 18,295            17,376
NET INCREASE IN CASH HELD                                                                16,111            15,178
Add opening cash brought forward                                                            245            (5,383)
Effect of exchange rate changes on the opening balances of
  cash held in foreign currencies                                                          (106)                -

Effects due to translation of cash flows at transaction date
  exchange rate                                                                              36                 -
                                                                                      ---------         ---------
CLOSING CASH CARRIED FORWARD                                               19            16,286             9,795
                                                                                      =========         =========

                            PENFORD AUSTRALIA LIMITED
                          NOTES TO FINANCIAL STATEMENTS

30 JUNE 2000

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) BASIS OF ACCOUNTING

The financial report is a special purpose financial report, which has been prepared in accordance with all the requirements of the Corporations Law, which includes applicable Accounting Standards other than the inclusion of comparatives from the prior year, as such comparatives were not required for the purpose for which the financial report was prepared. Other mandatory professional reporting requirements (Urgent Issues Group Consensus Views) have also been complied with.

The financial report has been prepared for inclusion in certain filings under the laws of the United States.

Accounting principles generally accepted in Australia vary in certain respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of consolidated operating profit for the year ended 30 June 2000 and the determination of consolidated shareholders' equity attributable to shareholders' of Penford Australia Limited as at 30 June 2000 to the extent indicated in note 29 to the financial statements.

The financial statements have been prepared in accordance with the historical cost convention, except for certain assets which are at valuation.

(b) CHANGE IN ACCOUNTING POLICIES

The accounting policies adopted are consistent with those of the previous year.

(c) PRINCIPLES OF CONSOLIDATION

The consolidated financial statements are those of the economic entity, comprising Penford Australia Limited (the parent company) and all entities, which Penford Australia Limited controlled from time to time during the year and at the balance sheet date.

The financial statements of subsidiaries are prepared for the same reporting period as the parent entity, using consistent accounting policies.

All intercompany balances and transactions, including unrealised profits arising from intra-group transactions, have been eliminated in full.

(d) FOREIGN CURRENCIES

Translation of foreign currency transactions

Transactions in foreign currencies of entities within the consolidated entity are converted to local currency at the rate of exchange ruling at the date of the transaction.

Amounts payable to and by entities within the consolidated entity that are outstanding at the balance sheet date and are denominated in foreign currencies have been converted to local currency using rates of exchange ruling at the end of the financial year.

Except for certain specific hedges, all resulting exchange differences arising on settlement or re-statement are brought to account in determining the profit and loss for the financial year.

Specific Hedges

Where a purchase or sale is specifically hedged, exchange gains or losses on the hedging transaction arising up to the date of purchase or sale are included with the purchase or sale. Exchange gains and losses arising on the hedge transaction after that date are taken to the profit and loss statement.

Translation of financial reports of overseas operations

All overseas operations are deemed self-sustaining, as each is financially and operationally independent of Penford Australia Limited. The financial reports of overseas operations are translated using the current rate method and any exchange differences are taken directly to the foreign exchange translation reserve.

                            PENFORD AUSTRALIA LIMITED
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

(e) CASH

For the purposes of the statement of cash flows, cash includes cash on hand and in banks, and money market investments readily convertible to cash within 2 working days, net of outstanding bank overdrafts.

(f) TRADE RECEIVABLES

Trade receivables are carried at nominal amounts due less any provision for doubtful debts. A provision for doubtful debts is recognised when collection of the full nominal amount is no longer probable.

(g) RECEIVABLES - RELATED PARTIES

Amounts (other than trade debts) receivable from related parties are carried at nominal amounts due.

(h) INVENTORIES

Inventories are valued at the lower of cost and net realisable value.

Costs incurred in bringing each product to its present location and condition are accounted for as follows:

[ ] Raw materials -- weighted average cost basis

[ ] Finished goods and work-in-progress -- cost of direct material and labour and a proportion of manufacturing overheads based on normal operating capacity.

(i) RECOVERABLE AMOUNT

Non-current assets are not revalued to an amount above their recoverable amount, and where carrying values exceed this recoverable amount assets are written down. In determining recoverable amount the expected net cash flows have been discounted to their present value using a market determined risk adjusted discount rate.

(j) PROPERTY, PLANT AND EQUIPMENT

Cost and valuation

Items of property, plant and equipment comprising a class of non-current asset are revalued at the same date on a consistent basis.

Where assets have been revalued, the potential effect of the capital gains tax on disposal has not been taken into account in the determination of the revalued carrying amount. Where it is expected that a liability for capital gains tax will arise, this expected amount is disclosed by way of note.

Depreciation

Depreciation is provided on a straight line basis on all property, plant and equipment, other than freehold land.

Major depreciation periods are:             2000
Freehold buildings:                    25 to 40 years
Plant and equipment:                    5 to 20 years

                            PENFORD AUSTRALIA LIMITED
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

(k) LEASES

Leases are classified at their inception as either operating or finance leases based on the economic substance of the agreement so as to reflect the risks and benefits incidental to ownership.

Operating leases

The minimum lease payments of operating leases, where the lessor effectively retains substantially all of the risks and benefits of ownership of the leased item, are recognised as an expense on a straight line basis.

Finance leases

Leases which effectively transfer substantially all the risks and benefits incidental to ownership of the leased item to the company are capitalised at the present value of the minimum lease payments and disclosed as property, plant and equipment under lease. A lease liability of equal value is also recognised.

Capitalised lease assets are depreciated over the shorter of the estimated useful life of the assets and the lease term. Minimum lease payments are allocated between interest expense and reduction of the lease liability with the interest expense calculated using the interest rate implicit in the lease and charged directly to profit and loss.

(l) INTANGIBLES

Goodwill Goodwill is amortised by the straight line method over the period during which benefits are expected to be received. This is taken as being 10 years.

Patents

The costs of obtaining patents has been capitalised and is being amortised over a ten year period.

(m) TRADE PAYABLES

Liabilities are recognised for amounts to be paid in the future for goods and services received, whether or not billed to the company.

(n) LOANS AND BORROWINGS

All borrowings are carried at the principal amount. Interest is charged as an expense as it accrues.

(o) PROVISIONS

Dividends payable are recognised when a legal obligation to pay the dividend arises, typically following approval of the dividend at a meeting of shareholders.

(p) SHARE CAPITAL

Ordinary share capital is recognised at the fair value of the consideration received by the company.

                            PENFORD AUSTRALIA LIMITED
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

(q) REVENUE RECOGNITION

Revenue is recognised to the extent that it is probable that the economic benefits will flow to the entity and the revenue can be reliably measured. The following specific recognition criteria must also be met before revenue is recognised:

Sale of Goods

Control of the goods has passed to the buyer.

Interest

Control of a right to receive consideration for the provision of, or investment in, assets has been attained.

Dividends

Control of a right to receive consideration for the investment in assets is attained, usually evidenced by approval of the dividend at a meeting of shareholders.

(r) EMPLOYEE ENTITLEMENTS

Provision is made for employee entitlement benefits accumulated as a result of employees rendering services up to the reporting date. These benefits include wages and salaries, annual leave, sick leave and long service leave.

Liabilities arising in respect of wages and salaries, annual leave, sick leave and any other employee entitlements expected to be settled within twelve months of the reporting date are measured at their nominal amounts. All other employee entitlement liabilities are measured at the present value of the estimated future cash outflow to be made in respect of services provided by employees up to the reporting date.

Employee entitlements expenses and revenues arising in respect of the following categories:

- Wages and salaries, non-monetary benefits, annual leave, long service leave, sick leave and other leave entitlements; and

-       Other types of employee entitlements

Are charged against profits on a net basis in their respective categories.

(s) INCOME TAX

Tax-effect accounting is applied using the liability method whereby income tax is regarded as an expense and is calculated on the accounting profit after allowing for permanent differences. To the extent timing differences occur between the time items are recognised in the financial statements and when items are taken into account in determining taxable income, the net related taxation benefit or liability, calculated at current rates, is disclosed as a future income tax benefit or a provision for deferred income tax. The net future income tax benefit relating to tax losses and timing differences is not carried forward as an asset unless the benefit is virtually certain of being realised.

Where assets are revalued no provision for potential capital gains tax has been made.

The income tax expense for the year is calculated using the 36% tax rate, however the deferred tax balances have been adjusted for the decreased corporate tax rate of 34% for the tax year 2000-01 and 30% thereafter. The adjustment recognises that reversal of timing differences will occur within the 2000-01 or later income tax year, at which time tax will be attributed at a lower rate. The corresponding adjustment has been charged to income tax expense.

                            PENFORD AUSTRALIA LIMITED
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                                                                                              PENFORD
                                                                                             AUSTRALIA
AT 30 JUNE 2000                                                NOTES        CONSOLIDATED      LIMITED
---------------                                                -----        ------------     ---------
                                                                             $    000        $    000

2. OPERATING PROFIT

The operating profit before income tax is arrived at after charging/(crediting) the following items:

Amortisation of non-current assets

  Goodwill                                                                         55              55
  Patents                                                                          72              72
                                                                             --------        --------
                                                                                  127             127
Depreciation of non-current assets

  Plant and equipment                                                           5,140           4,532
  Buildings                                                                       324             228
                                                                             --------        --------
                                                                                5,464           4,760
Borrowing costs expensed
  Interest expense -- Other related parties                                     1,248             475
                                                                             --------        --------

Bad and doubtful debts - Trade debtors                                             16              16
Net loss on disposal of property, plant and equipment                              91              90
Operating leases - minimum lease payments                                       1,210           1,178
Other provisions
  Provision for employee entitlements                                           1,337           1,273
Research and development costs                                                  1,584           1,584


Included in the operating profit are the following revenues arising from operating activities:

Sales revenue                                                                 113,648          94,036
                                                                             --------        --------

Other revenue                                                                     123              16
                                                                             --------        --------

Operating revenue                                                             113,771          94,052
                                                                             ========        ========

                            PENFORD AUSTRALIA LIMITED
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                                                                                              PENFORD
                                                                                             AUSTRALIA
AT 30 JUNE 2000                                                NOTES       CONSOLIDATED       LIMITED
---------------                                                -----       ------------      ---------
                                                                            $    000         $    000

3. INCOME TAX

The prima facie tax on operating profit differs from the income tax provided in financial statements as follows:

Prima facie tax on operating profit                                            1,240              581
Tax effect of permanent differences
  Depreciation of buildings                                                       82               82
  Depreciation of plant & equipment                                              127              127
  Amortisation of intangible assets                                               20               20
  Non-deductible expenses                                                         22               20
  Research and Development incentive                                            (242)            (242)
Other permanent decreases                                                       (141)            (141)
Over provision of previous year                                                 (151)            (147)
Net loss attributable to change in income tax rate                              (464)            (464)
                                                                            --------         --------
Total income tax provided on operating profit                                    493             (164)
                                                                            ========         ========


4. RECEIVABLES (CURRENT)

Trade debtors                                                                 17,412           14,184
Provision for doubtful debts                                                     (97)             (66)
                                                                            --------         --------
                                                                              17,315           14,118
Other debtors                                                                    523              518
                                                                            --------         --------
                                                                              17,838           14,636
                                                                            ========         ========

(a) Aggregate amounts receivable from related parties:

    Wholly-owned group

    -- companies under common control                                          3,265            2,770
                                                                            ========         ========
(b) Movement in provision for doubtful debts

   -- balance at beginning of year                                               135               86
   -- bad and doubtful debts provided for during the year                        (38)             (20)
                                                                            --------         --------
   -- balance at end of year                                                      97               66
                                                                            ========         ========

                           PENFORD AUSTRALIA LIMITED
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                                                                                                       PENFORD
                                                                                                      AUSTRALIA
AT 30 JUNE 2000                                                         NOTES      CONSOLIDATED        LIMITED
---------------                                                         -----      ------------       ---------
                                                                                     $   000          $   000


5. INVENTORIES (CURRENT)

Raw materials and stores - at cost                                                    16,181           14,316
Work-in-progress - at cost                                                               196              196
Finished goods                                                                         8,350            6,382
Other inventory                                                                          181                -
                                                                                     =======          =======
Total inventories at lower of cost and net realisable value                           24,908           20,894
                                                                                     =======          =======

6. OTHER CURRENT ASSETS

Prepayments                                                                              523              345
                                                                                     =======          =======

7. INVESTMENTS (NON-CURRENT)

INVESTMENTS AT COST COMPRISE:

Controlled entities

   Unlisted shares                                                                         -              391
                                                                                     =======          =======
8. INTERESTS IN SUBSIDIARIES

Name                          Country of        Percentage of equity
                             incorporation      interest held by the
                                                consolidated entity
                                                         %

Penford New Zealand
Limited (formerly Starch
New Zealand Limited)              NZ                    100                                -              391
- ordinary shares
                                                                                     =======          =======

                           PENFORD AUSTRALIA LIMITED
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                                                                                                 PENFORD
                                                                                                AUSTRALIA
AT 30 JUNE 2000                                               NOTES         CONSOLIDATED         LIMITED
---------------                                               -----         ------------        ---------
                                                                             $     000           $  000

9. PROPERTY, PLANT AND EQUIPMENT

Freehold land:

  At cost                                                                       12,445           12,445
  At independent valuation 1998                               9(a)               1,372                -
                                                                             ---------           ------
                                                                                13,817           12,445
                                                                             ---------           ------
Buildings on freehold land

  At cost                                                                        5,831            5,831
  Provision for depreciation                                                      (446)            (446)
                                                                             ---------           ------
                                                                                 5,385            5,385
                                                                             ---------           ------
  At independent valuation 1998                               9(a)               2,107                -
  Provision for depreciation                                                      (145)               -
                                                                             ---------           ------
                                                                                 1,962                -
                                                                             ---------           ------
TOTAL LAND AND BUILDINGS                                                        21,164           17,830
                                                                             ---------           ------
Plant and equipment
  At cost                                                                       82,248           70,083
  Provision for depreciation                                                   (48,861)         (39,532)
                                                                             ---------           ------
                                                                                33,388           30,551
                                                                             ---------           ------
Plant and equipment under construction
  At cost                                                                        2,716            2,082
  Provision for depreciation                                                         -                -
                                                                             ---------           ------
                                                                                 2,716            2,082
                                                                             ---------           ------
TOTAL PLANT AND EQUIPMENT                                                       36,104           32,633
                                                                             ---------           ------
TOTAL PROPERTY, PLANT AND EQUIPMENT                                             57,268           50,463
                                                                             =========           ======

Cost                                                                           103,426           90,441
Independent valuation 1998                                                       3,293                -
                                                                             ---------           ------
                                                                               106,719           90,441
Provision for depreciation                                                     (49,451)         (39,978)
                                                                             ---------           ------
TOTAL WRITTEN DOWN AMOUNT                                                       57,268           50,463
                                                                             =========           ======

(a) Valuations

All valuations are estimates of the amounts for which the assets could be exchanged between a knowledgeable willing buyer and a knowledgeable willing seller in an arm's length transaction at the valuation date. The company has a policy of revaluing assets every 3 years.

The valuation of the New Zealand Land and Buildings was carried out by National Portfolio Strategies.

                           PENFORD AUSTRALIA LIMITED
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                                                                                               PENFORD
                                                                                              AUSTRALIA
AT 30 JUNE 2000                                             NOTES         CONSOLIDATED         LIMITED
---------------                                             -----         ------------        ---------
                                                                            $    000           $    000

10. INTANGIBLES

Goodwill                                                                         275                275
Provision for amortisation                                                      (275)              (275)
                                                                            --------           --------
                                                                                   -                  -
                                                                            --------           --------
Patents                                                                          493                493
Provision for amortisation                                                       (72)               (72)
                                                                            --------           --------
                                                                                 421                421
                                                                            --------           --------
                                                                                 421                421
                                                                            ========           ========

11. ACCOUNTS PAYABLE (CURRENT)

Trade creditors                                                                8,189              5,434
Other creditors                                                                4,200              3,484
                                                                            --------           --------
                                                                              12,389              8,918
                                                                            ========           ========
Aggregate amounts payable to related parties

    Wholly owned group

        - companies under common control                                       1,817              1,662
                                                                            ========           ========

12. BORROWINGS (CURRENT)

Loan - other                                                15(a)              5,885              5,885
                                                                            ========           ========

13. PROVISIONS (CURRENT)

Taxation                                                                       3,535              2,558
Employee entitlements                                       21                 1,800              1,519
                                                                            --------           --------
                                                                               5,335              4,077
                                                                            ========           ========

                             PENFORD AUSTRALIA LIMITED
                     NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                                                                                                       PENFORD
                                                                                                      AUSTRALIA
30 JUNE 2000                                                           NOTES    CONSOLIDATED          LIMITED
                                                                                  $    000            $    000

14. ACCOUNTS PAYABLE (NON-CURRENT)

Amounts payable to companies under common control                                    79,827             70,733
                                                                                   ========           ========

15. BORROWINGS (NON-CURRENT)

Loan - other                                                                          3,377              3,377
                                                                                   ========           ========

        a) Loans-other relate to loans from unrelated parties. Interest is charged monthly at a rate of 0.475% p.a. above the base rate.
            The base rate is based on either LIBOR of BBSY

            The loan is secured against raw materials inventory to the same value

16. PROVISIONS (NON-CURRENT)

Employee entitlements                                                  21             2,072              2,035
Deferred income tax liability                                                         2,579              2,578
                                                                                   --------           --------
                                                                                      4,651              4,613
                                                                                   ========           ========
17. SHARE CAPITAL

ISSUED AND PAID UP CAPITAL

- 2 ordinary shares each fully paid                                                       -                  -
                                                                                   ========           ========
18. RESERVES

Foreign exchange fluctuation reserve                                                   (473)                 -
                                                                                   --------           --------
                                                                                       (473)                 -
                                                                                   ========           ========

                           PENFORD AUSTRALIA LIMITED
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                                                                                                      PENFORD
                                                                                                     AUSTRALIA
30 JUNE 2000                                                          NOTES      CONSOLIDATED         LIMITED
                                                                                   $    000           $    000


19. STATEMENT OF CASH FLOWS

(a) Reconciliation of the operating profit after tax to the net cash flows from operations

   Operating profit after tax                                                         3,111              1,778
   Depreciation of non-current assets                                                 5,464              4,760
   Amortisation of non-current assets                                                   127                127
   Net (profit)/loss on disposal of property, plant and equipment                        91                 90

   CHANGES IN ASSETS AND LIABILITIES
   Trade receivables                                                                 (1,822)              (915)
   Inventory                                                                         (2,690)            (1,845)
   Other assets                                                                         (22)                29
   Trade creditors                                                                        1               (487)
   Tax provision                                                                     (1,677)            (1,908)
   Deferred income tax liability                                                        778                778
   Future income tax benefit                                                             26                  -
   Other provisions                                                                     335                281
                                                                                   --------           --------
   Net cash flow from (used in) operating activities                                  3,722              2,688
                                                                                   ========           ========

(b) Reconciliation of cash

   Cash balance comprises:

   Other provisions                                                                  16,286              9,795
                                                                                   --------           --------
   Closing cash balance                                                              16,286              9,795
                                                                                   ========           ========
(c) Bank Overdraft Facility

    The company is part of a set off group containing
    Goodman Fielder companies.

                             PENFORD AUSTRALIA LIMITED
                     NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                                                                                                        PENFORD
                                                                                                        AUSTRALIA
30 JUNE 2000                                                                NOTES     CONSOLIDATED       LIMITED
                                                                                         $  000          $  000

20. EXPENDITURE COMMITMENTS

(a) Capital expenditure commitments

   Estimated capital expenditure contracted for at balance date but not provided for

   - payable not later than one year                                                      1,380           1,314
                                                                                         ======          ======

(b) Lease expenditure commitments

Operating leases (non-cancelable)

   Minimum lease payments

   - not later than one year                                                                938             906
   - later than one year and not later than five years                                    2,326           2,322
                                                                                         ------          ------
   - aggregate lease expenditure contracted for at balance date                           3,264           3,228
                                                                                         ======          ======

21. EMPLOYEE ENTITLEMENTS AND SUPERANNUATION
    COMMITMENTS

EMPLOYEE ENTITLEMENTS

The aggregate employee entitlement liability is comprised of:
Accrued wages, salaries and on costs

Provisions (current)                                                         13           1,800           1,519
Provisions (non-current)                                                     16           2,072           2,035
                                                                                         ------          ------
                                                                                          3,872           3,554
                                                                                         ======          ======

22. CONTINGENT LIABILITIES

The company is part of a group guarantee secured in favour of Goodman Fielder.

                            PENFORD AUSTRALIA LIMITED
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

23. SUBSEQUENT EVENTS

On 29 September 2000, Penford Corporation completed its acquisition of Penford Australia Limited from Goodman Fielder Limited for $98 million in cash. No significant changes are anticipated to the company's management team or principal activities. The sale of Penford Australia Limited provides Penford with new opportunities to develop, manufacture and market specialty carbohydrate-based ingredients for food and paper applications in expanded markets.

On 1st November 2000, Starch Australasia Limited changed its name to Penford Australia Limited.

                                                                                                      PENFORD
                                                                                                     AUSTRALIA
30 JUNE 2000                                                          NOTES      CONSOLIDATED         LIMITED

24. REMUNERATION OF DIRECTORS

Directors' remuneration

Income paid or payable, or otherwise made available, in respect of the financial year, to all directors of Penford Australia
Limited, directly or indirectly, from the entity or
any related party:                                                                            -               -
                                                                                         ======          ======

The number of directors of Penford Australia Limited whose income
(including superannuation contributions) falls within the following bands is:

                                      2000

          $0   --        $9,999        3


25.     AUDITORS' REMUNERATION

Amounts received or due and receivable by the auditors of Penford
Australia Limited for:
--      an audit or review of the financial statements                                   19,797          11,000
--      other services                                                                        -               -
                                                                                         ------          ------
                                                                                         19,797          11,000
                                                                                         ======          ======

                            PENFORD AUSTRALIA LIMITED
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

26. RELATED PARTY DISCLOSURES

All related party disclosures relate to those parties that were related at 30 June 2000 or during the year then ended.

(a) The directors of Penford Australia Limited during the financial year were:

Geoffrey Stephenson   (resigned 29 September 2000)
Ian Glasson           (resigned 29 September 2000)
Ian Gilmour           (resigned 29 September 2000)

(b) The following related party transactions occurred during the financial year:

     (i) Transactions with related parties in wholly-owned group

         1. SALES MADE UNDER NORMAL COMMERCIAL TERMS AND CONDITIONS TO COMPANIES UNDER COMMON CONTROL

         2. PURCHASES MADE UNDER NORMAL COMMERCIAL TERMS AND CONDITIONS FROM COMPANIES UNDER COMMON CONTROL

     (ii) Transactions with other related parties

        NONE

     (iii) Transactions with the directors of Penford Australia Limited

        NONE

     (iv) Transactions with director-related entities

        NONE

(c) The ultimate parent entity of the wholly owned group was Goodman Fielder Limited at 30 June 2000 and Penford Corporation at the date of this report.

(d)  Equity instruments of directors

        NONE

                           PENFORD AUSTRALIA LIMITED
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

27. SEGMENT INFORMATION

a) The consolidated entity operates predominantly in one industry -- manufacturing of starch products.

b) GEOGRAPHICAL SEGMENTS

                                     AUSTRALIA       NEW ZEALAND       ELIMINATION     CONSOLIDATED
Operating revenue

  Sales to customers outside           94,052           25,041           (5,322)          113,771
   the consolidated entity

                                      -----------------------------------------------------------
Total revenue                          94,052           25,041           (5,322)          113,771
                                      ===========================================================
Segment result                          1,614            2,071              (81)            3,604
                                      ==========================================
Unallocated expenses                                                                            -
                                                                                -----------------
Consolidated entity operating                                                               3,604
    profit before income tax
                                                                                =================
Segment assets                         96,945           20,725              (84)          117,586
                                      ===========================================================


28. FINANCIAL INSTRUMENTS

28(a) TERMS, CONDITIONS AND ACCOUNTING POLICIES

The company's accounting policies, including the terms and conditions of each class of financial asset, financial liability and equity instrument, both recognised and unrecognised at the balance date, are as follows:

---------------------------------------------------------------------------------------------------------
RECOGNISED        BALANCE   ACCOUNTING POLICIES                TERMS AND CONDITIONS
FINANCIAL         SHEET
INSTRUMENTS       NOTES
---------------------------------------------------------------------------------------------------------
(i) FINANCIAL ASSETS
---------------------------------------------------------------------------------------------------------
Receivables --       4      Trade receivables are              Credit sales are on 30 days terms.
trade                       carried at nominal amounts
                            due less any provision for
                            doubtful debts. A provision
                            for doubtful debts is
                            recognised when collection of
                            the full nominal amount is no
                            longer probable.
---------------------------------------------------------------------------------------------------------
Receivables --       4      Amounts (other than trade          As above
related parties             debts) receivable from
                            related parties are carried
                            at nominal amounts due.
---------------------------------------------------------------------------------------------------------
(ii) FINANCIAL LIABILITIES
---------------------------------------------------------------------------------------------------------
Bank overdrafts             Bank overdrafts are                Penford Australia Limited is included
                            carried at the principal           in the Goodman Fielder set off facility.
                            amount.                            As such it is only charged interest on
                                                               the basis of the overall group expense.
---------------------------------------------------------------------------------------------------------

                           PENFORD AUSTRALIA LIMITED
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

28. FINANCIAL INSTRUMENTS (CONT'D)

---------------------------------------------------------------------------------------------------------
(ii) FINANCIAL LIABILITIES
---------------------------------------------------------------------------------------------------------
Trade creditors     11      Liabilities are recognised         Trade liabilities are normally
and accruals                for amounts to be paid in          settled on 60 days terms.
                            the future for goods and
                            services received, whether
                            or not billed to the company.
---------------------------------------------------------------------------------------------------------
28(a) TERMS, CONDITIONS AND ACCOUNTING POLICIES (CONT'D)
---------------------------------------------------------------------------------------------------------
RECOGNISED        BALANCE   ACCOUNTING POLICIES          TERMS AND CONDITIONS
FINANCIAL         SHEET
INSTRUMENTS       NOTES
---------------------------------------------------------------------------------------------------------
Accounts             14     These amounts are                  This balance represents funding of
payable to                  recognised at the amount           operations. It is not directly
related parties             to be paid in the future           interest bearing
-- non current              at the principal amount.
---------------------------------------------------------------------------------------------------------
Loans              12,15    These amounts are                  Interest is charged monthly at a rate
                            recognised at the amount           of 0.475% p.a. above the base rate.
                            to be paid in the future           The base rate is based on either
                            at the principal amount.           LIBOR of BBSY. The loan is secured against
                                                               raw materials inventory to the same value
---------------------------------------------------------------------------------------------------------
(iii)EQUITY
---------------------------------------------------------------------------------------------------------
Ordinary shares      17     Ordinary share capital is          The company is authorised to issue up
                            recognised at the fair value       to 2 ordinary shares of $1 each. Details
                            of the consideration               of shares issued are set out in note 15.
                            received by the company.
---------------------------------------------------------------------------------------------------------

28(b) INTEREST RATE RISK

All financial assets and financial liabilities, both recognised and unrecognised, are non-interest bearing.

28(c) NET FAIR VALUES

The carrying amounts of financial assets and financial liabilities, both recognised and unrecognised, at balance date, approximate their aggregate net fair values.

28(d) CREDIT RISK EXPOSURES

The company's maximum exposures to credit risk at balance date in relation to each class of recognised financial asset is the carrying amount of those assets as indicated in the balance sheet.

CONCENTRATIONS OF CREDIT RISK

The company minimises concentrations of credit risk in relation to trade accounts receivable by undertaking transactions with a large number of customers. However the majority of customers are concentrated in Australia.

Credit risk in trade receivables is managed in the following ways:

-    payment terms are 30 days

- a risk assessment process is used for customers including credit limits and credit reference checks

                            PENFORD AUSTRALIA LIMITED
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

29. US GAAP RECONCILIATION

PRINCIPAL DIFFERENCES BETWEEN AUSTRALIAN GAAP AND US GAAP

Financial statements in the United States are prepared in accordance with US GAAP. In Australia statutory financial statements are prepared in accordance with applicable accounting standards issued by the Australian Accounting Standards Board, the Australian Corporations Law, Schedule 5 to the Corporations Regulations and other mandatory professional reporting requirements (Urgent Issues Consensus Views) collectively referred to as "Australian GAAP."

The statement of cash flows, which has been prepared in accordance with Australian GAAP, complies with International Accounting Standards No. 7.

The only material differences between Australian GAAP and US GAAP for purposes of the 30 June 2000 financial statements of the Company are as follows:

(A) ASSET REVALUATIONS

Under Australian GAAP non-current assets may be revalued both upwards and downwards based on directors' valuations. An upwards revaluation is recorded by a credit to the asset revaluation reserve as a component of shareholders' equity and is not taken through the profit and loss account except where a previous revaluation decrement has been recorded for that class of assets through the profit and loss account. An impairment or downwards revaluation is taken through the profit and loss account except where there is a revaluation reserve for that particular class of assets, in which case the decrement may be debited to that asset revaluation reserve, to the extent a credit exists, rather than the profit and loss account.

The Company assesses the recoverability of non-current assets by comparing the carrying value to the asset's undiscounted cash flow. To the extent that the asset carrying value exceeds its undiscounted cash flow the asset is written down to that amount.

US GAAP does not permit the upward revaluation of such assets. US GAAP requires that an impairment of long-lived assets be recognised through the profit and loss account. Under US GAAP SFAS 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," entities, when assessing an asset for impairment, compare the carrying value of the asset or group of assets to the relevant expected cash flow, undiscounted and without interest. If the sum of the undiscounted cash flow is less than the asset carrying value the asset must be written down to "fair value." One method of determining an asset's fair value, in the absence of an active market, is its discounted cash flow. Once impairment is recorded, subsequent recoveries through the profit and loss account are not allowed until the asset is sold.

(B) TRANSFER OF ASSETS BETWEEN RELATED PARTIES

Australian accounting standards allow for the transfer of assets between related parties to be recorded at fair value. For US GAAP, such transfers must be recorded at historical cost.

                            PENFORD AUSTRALIA LIMITED
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

29. US GAAP RECONCILIATION (CONT'D)
(C) PROFIT AND LOSS ACCOUNT RECONCILIATION

Reconciliation of the consolidated profit and loss accounts determined in accordance with Australian GAAP to profits under U.S. GAAP is as follows:

                                                                         Year Ended
                                                                        30 June 2000
                                                                           A$,000
                                                                        ------------
Operating profit after income tax as reported under Australian GAAP          3,111

Reconciliation to US GAAP:

            Depreciation of revalued assets (1)                                 77
                                                                             -----

Operating profit after income tax in accordance with U.S. GAAP               3,188
                                                                             =====

                            PENFORD AUSTRALIA LIMITED
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

29. US GAAP RECONCILIATION (CONT'D)
(D) SHAREHOLDERS' EQUITY RECONCILIATION

Reconciliation of shareholders' equity determined in accordance with Australian GAAP to shareholders' equity under U.S. GAAP is as follows:


                                                                                    As at
                                                                                 30 June 2000
                                                                                    A$,000
                                                                                 ------------
Shareholders' equity in accordance with Australian GAAP                              6,122

Reconciliation to US GAAP:

            Difference of historical cost to carrying amount of assets (2)          (3,099)

            Revaluations made to non-current assets (1)                             (3,293)

            Accumulated depreciation on revaluation of assets (1)                      129
                                                                                    ------

Adjusted shareholders' equity in accordance with U.S. GAAP                            (141)
                                                                                    ======


    (1) Under Australian GAAP non-current assets may be revalued both upwards and downwards based on directors' valuations. Where a non-current asset is revalued, all assets within that class must also be revalued on a consistent basis. The Company revalues its land and buildings approximately every three years. Downward revaluations are taken to the profit and loss account, which is comparable to the treatment of an impairment of an asset under SFAS 121. Under U.S. GAAP, upward revaluations are not recorded.

        The Company revalued land and buildings at the Auckland plant site in 1998. The revaluations resulted in an increase in the value of land of AUD 1,372,000 and an increase in the value of buildings of AUD 1,921,000. Accumulated depreciation on the revaluation increment of the buildings is AUD 129,000 to 30 June 2000. Depreciation for the year is AUD 76,840 based on a useful life of the buildings of 25 years.

        The revaluation reserve of the Company was distributed through dividends prior to acquisition. The reversal of the revaluation reserve therefore results in a decrease in retained profits.

    (2) Australian accounting principles reflect the purchase of assets between 100% related parties at fair value. Under U.S. GAAP, such transfers of assets must be recorded at historical cost. The difference between historical cost and the carrying amount of the assets of AUD 3,099,475 represents an increase in the value of the land in Lane Cove and Tamworth that cannot be recorded under U.S. GAAP.

                               PENFORD CORPORATION
              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial statements for Penford Corporation ("Penford") consist of the Unaudited Pro Forma Consolidated Balance Sheet as of August 31, 2000, and the Unaudited Pro Forma Consolidated Statement of Income for the year then ended. These unaudited pro forma financial statements give effect to Penford's acquisition of Starch Australasia Limited, renamed Penford Australia Limited ("PAL" or "Penford Australia"), from Goodman Fielder Limited for $54.5 million (USD) in cash. The acquisition closed on September 29, 2000, and was accounted for as a purchase.

The Unaudited Pro Forma Consolidated Balance Sheet combines Penford's historical consolidated balance sheet at August 31, 2000 and Penford Australia's historical balance sheet at June 30, 2000. The Unaudited Pro Forma Consolidated Statement of Income combines Penford's historical results of operations for the year ended August 31, 2000, with Penford Australia's historical results of operations for the year ended June 30, 2000. The unaudited pro forma consolidated financial statements and related notes should be read in conjunction with the audited financial statements and related notes thereto of Penford Australia included in
Item 7 (a) herein, and the audited consolidated financial statements and notes of Penford Corporation as previously filed on Form 10-K for the year ended August 31, 2000. The unaudited pro forma consolidated financial statements do not purport to be indicative of the financial position or results of operations which would have actually been reported had the acquisition been consummated on the dates indicated, or which may be reported in the future.

                               PENFORD CORPORATION
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF AUGUST 31, 2000
                          (In thousands of US dollars)

                                                 Penford              PAL         Pro Forma
                                               Historical(1)      Historical(2)   Adjustments         Pro Forma
                                               -------------      -------------   -----------         ---------
Assets

Current assets:
  Cash and cash equivalents                            $-                 $-        $      7(4)        $      7
  Trade accounts receivable                        17,530              9,425                             26,955
  Inventories                                      10,219             13,493                             23,712
  Prepaid expenses and other                        5,580                567                              6,147
                                                 --------           --------        --------           --------

   Total current assets                            33,329             23,485               7             56,821

Property, plant and equipment:
  Land                                              5,387             11,464                             16,851
  Net, plant and equipment                        102,666             18,088                            120,754
  Construction in progress                          6,795              1,471                              8,266
                                                 --------           --------        --------           --------
    Net property, plant and equipment             114,848             31,023               -            145,871

  Deferred income taxes                            11,466                185                             11,651
  Restricted cash value of life insurance          12,330                                                12,330
  Other assets                                      3,650                228                              3,878
  Goodwill                                                                            19,459(3)          19,459
                                                 --------           --------        --------           --------
                                                 $175,623           $ 54,921        $ 19,466           $250,010
                                                 ========           ========        ========           ========

                               PENFORD CORPORATION
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF AUGUST 31, 2000
                          (In thousands of US dollars)


                                           Penford              PAL               Pro Forma
                                         Historical(1)     Historical(2)         Adjustments          Pro Forma
                                         -------------     -------------         -----------          ---------

Liabilities and shareholders' equity

Current liabilities:

  Bank overdraft, net                      $     313             $   -               $    -           $     313
  Current portion of long-term debt            2,857             3,188                3,499(6)            9,544
  Accounts payable                            10,068             6,758                                   16,826
  Accrued liabilities                          8,305               975                  811(5)           10,091
                                           ---------         ---------            ---------           ---------
    Total current liabilities                 21,543            10,921                4,310              36,774

  Long-term debt                              47,824             1,829               58,410(4)          104,564
                                                                                    (3,499)(6)

  Intercompany debt                                             39,755             (39,755)(3)                -
  Deferred income taxes                       21,048             1,294                                   22,342
  Other post-retirement benefits              10,805                                                     10,805
  Other liabilities                            6,539             1,122                                    7,661

Shareholders' equity:

  Common stock                                 9,392                                                      9,392
  Additional paid-in capital                  23,129                                                     23,129
  Retained earnings                           68,100                                                     68,100
  Treasury stock                             (32,757)                                                   (32,757)
                                           ---------         ---------            ---------           ---------
    Total shareholders' equity                67,864                 -                    -              67,864
                                           ---------         ---------            ---------           ---------
                                           $ 175,623         $  54,921            $  19,466           $ 250,010
                                           =========         =========            =========           =========


The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

                               PENFORD CORPORATION
             NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

(1) The column designated "Penford Historical" reflects the consolidated balance sheet of Penford Corporation as of August 31, 2000.

(2) The column designated "PAL Historical" reflects the consolidated balance of Penford Australia Limited (formerly Starch Australasia Limited) as of June 30, 2000. The amount shown under intercompany debt of $39,755 represents the fair value of the net assets assumed in the purchase business combination. This amount differs from the net equity of Penford Australia Limited as shown in the statutory consolidated financial statements as of June 30, 2000, as not all assets and liabilities of Penford Australia Limited were assumed by Penford Corporation in the purchase business combination.

(3) Represents the recording of goodwill resulting from the acquisition. The goodwill represents the excess of the purchase price over the net assets acquired at fair value as follows:

        Purchase price                           $59,214
        Fair value of net assets acquired         39,755
                                                 -------
        Excess purchase price                     19,459
                                                 =======

(4)     Represents borrowings of $58,410 to finance the purchase price.

(5) Represents estimated additional fees and expenses related to the acquisition.

(6)     Represents current portion of borrowings assumed for the acquisition.

                               PENFORD CORPORATION
              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                              AS OF AUGUST 31, 2000
                          (In thousands of US dollars)

                                           Penford              PAL               Pro Forma
                                         Historical(1)     Historical(2)         Adjustments          Pro Forma
                                         -------------     -------------         -----------          ---------
Sales                                     $   158,150       $    71,481             $   -          $   229,631
Cost of sales                                 114,873            59,504                                174,377
                                          -----------       -----------       -----------          -----------
Gross margin                                   43,277            11,977                 -               55,254

Operating expenses                             17,202             7,929               973(3)            22,770
                                                                                  (3,334)(6)
Research and development expenses               5,359               996                 -                6,355
                                          -----------       -----------       -----------          -----------
Income from operations                         20,716             3,052             2,361               26,129

Investment income                                  39                 -                 -                   39
Interest expense                               (4,813)             (785)           (5,282)(4)          (10,880)

                                          -----------       -----------       -----------          -----------
Income before income taxes                     15,942             2,267            (2,921)              15,288
Income taxes                                    5,580               310            (1,849)(5)            5,241
                                                                                    1,200 (7)
                                          -----------       -----------       -----------          -----------
Net income (loss)                         $    10,362       $     1,957       $(    2,272)         $    10,047
                                          ===========       ===========       ===========          ===========

Weighted average common shares
  outstanding                               7,414,435                                                 7,414,435
Net effect of dilutive stock options          350,609                                                   350,609
                                          -----------                                              ------------
Weighted average common shares
  and equivalents outstanding               7,765,044                                                 7,765,044
                                          ===========                                              ============

Net income per common share
  Basic                                   $      1.40                                               $      1.36
                                          ===========                                              ============
  Diluted                                 $      1.33                                               $      1.29
                                          ===========                                              ============

Dividends declared per common share       $      0.22                                               $      0.22
                                          ===========                                              ============


The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

                               PENFORD CORPORATION
          NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

(1) The column designated "Penford Historical" reflects the consolidated results of operations of Penford Corporation for the year ended August 31, 2000.

(2) The column designated "PAL Historical" reflects the consolidated results operations of Penford Australia Limited (formerly Starch Australasia Limited) for the year ended June 30, 2000.

(3) Represents one year of amortization of goodwill based on a period of 20 years. See note (3) to the Unaudited Pro Forma Consolidated Balance Sheet.

(4) Represents one year of interest expense at an assumed rate of 8.92% (which represents the average interest rate on Penford Corporation's debt for fiscal year 2000) on borrowings of $58,410 undertaken to purchase Penford Australia.

(5) Represents the tax effect at an assumed U.S. statutory rate of 35% on the interest expense recorded under adjustment (4).

(6) Represents cost reductions identified as a result of the acquisition of Penford Australia, including the elimination of management fees of $3,585, offset by management's estimate of costs of $251 that would have been incurred for shared services had Penford Australia been separated from the former shareholder.

(7) Represents the tax effect at an assumed Australian statutory rate of 36% on the cost increases and reductions recorded under adjustments (6).

SIGNATURES:

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    PENFORD CORPORATION

             December 12, 2000      By /s/ Jeffrey T. Cook
             -----------------      ----------------------
             Date                   Jeffrey T. Cook
                                    President and Chief Executive Officer

                                 EXHIBIT INDEX
                                 -------------

     (c) Exhibits

            2.1 Starch Australasia Share Sale Agreement completed as of September 29, 2000 among Penford Holdings Pty Limited, a wholly owned subsidiary of Registrant, and Goodman Fielder Limited

            10.1 Amended and Restated Credit Agreement dated as of November 15, 2000 among Penford Corporation and Penford Products Co. as borrowers, and certain commercial lending institutions as lenders, and the Bank of Nova Scotia, as agent for the lenders

            10.2 Debenture Trust Deed dated as of November 15, 2000 among Penford Holdings Pty Limited as issuer and ANZ Capel Court Limited as trustee

            10.3 Syndicated Facility Agreement dated as of November 15, 2000 among Penford Australia Limited, a wholly owned subsidiary of Penford Holdings Pty Limited, as borrowers, and Australia and New Zealand Banking Group Limited as lender and agent

            10.4 Intercreditor Agreement dated as of November 15, 2000 by and among The Bank of Nova Scotia, KeyBank National Association, U.S. National Association and Australia and New Zealand Banking Group Limited

            23.1  Consent of Ernst & Young LLP, Independent Auditors

            99.1  Press Release dated September 29, 2000*

                  * Previously filed as an exhibit to Form 8-K filed with the
                    Commission by the Registrant on October 13, 2000.